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                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                     FORM 8-K

                                  CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 18, 1999

                              TEXAS UTILITIES COMPANY
                                DOING BUSINESS AS
                                     TXU CORP

            (Exact name of registrant as specified in its charter)

         TEXAS                     1-12833                  75-2669310

 (State or other jurisdiction    (Commission                (I.R.S Employer

     of incorporation)           File Number)             Identification No.)



                              TXU ELECTRIC COMPANY
            (Exact name of registrant as specified in its charter)

          TEXAS                     1-11668                  75-1837355

 (State or other jurisdiction     (Commission              (I.R.S Employer

     of incorporation)            File Number)            Identification No.)



           ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411 (Address of principal executive offices, including zip code)


     REGISTRANTS' TELEPHONE NUMBER, INCLUDING AREA CODE - (214) 812-4600

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ITEM 5. OTHER EVENTS.

         On October 18, 1999, TXU Electric Company (Company) filed with the Public Utility Commission of Texas (PUC) a petition for a financing order to securitize $1.650 billion of regulatory assets and other qualified costs. The petition was filed pursuant to Senate Bill No. 7 enacted by the 76th Texas Legislature amending the Texas Utilities Code (Utilities Code) to authorize the restructuring of the Texas electric utility industry, which legislation became effective on September 1, 1999. Pursuant to Chapter 39 of the Utilities Code, the PUC shall issue a financing order not later than 90 days after the petition is filed. If approved by the PUC, the Company would sell its rights under the financing order to recover such qualified costs to a special purpose subsidiary of the Company. The special purpose subsidiary would issue transition bonds and would use the net proceeds thereof to purchase such rights from the Company. The proceeds received by the Company are to be used solely for the purposes of reducing the amount of the utility's recoverable regulatory assets through the refinancing or retirement of utility debt or equity. The Company is unable to predict the extent, if any, to which this petition will be granted.


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                                     SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                           TEXAS UTILITIES COMPANY,
                                           doing business as TXU CORP


                                           By:/s/ Jerry W. Pinkerton
                                              ----------------------
                                              Name: Jerry W. Pinkerton
                                              Title: Controller

Date:   October 22, 1999

                                          TXU ELECTRIC COMPANY

                                          By: /s/ Jerry W. Pinkerton
                                              ----------------------
                                              Name: Jerry W. Pinkerton
                                              Title: Controller

Date:   October 22, 1999


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